Exhibit 23.3

Consent of Independent Auditor

We consent to the reference to our firm under the caption “Experts” in the Registration Statement on Form S-4, and to the incorporation by reference therein of our report dated April 30, 2017, with respect to the consolidated financial statements of Network Medical Management and Affiliate for the year ended December 31, 2014, filed with the Securities and Exchange Commission.

We also consent to the reference to us under the caption “Experts” in the joint proxy statement/prospectus.

/s/ DNW & ASSOCIATES, INC.

Alhambra, California

October 30, 2017